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                             REINSURANCE AGREEMENT

                                    BETWEEN

                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

               A Virginia domiciliary with executive offices in

                              RICHMOND, VIRGINIA

                      referred to as the "Ceding Company"

                                      AND

                            RGA REINSURANCE COMPANY

               A Missouri domiciliary with executive offices in

                            CHESTERFIELD, MISSOURI

                        referred to as the "Reinsurer"

                            Effective July 1, 2008

708-283

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I     GENERAL PROVISIONS..........................................   2

ARTICLE II    REINSURANCE PREMIUMS........................................   7

ARTICLE III   ALLOWANCES..................................................   8

ARTICLE IV    BENEFIT PAYMENTS............................................  11

ARTICLE V     RESERVES....................................................  14

ARTICLE VI    ACCOUNTING AND SETTLEMENTS..................................  16

ARTICLE VII   DURATION AND RECAPTURE......................................  19

ARTICLE VIII  TERMINAL ACCOUNTING AND SETTLEMENT..........................  22

ARTICLE IX    REPRESENTATIONS.............................................  24

ARTICLE X     ARBITRATION.................................................  25

ARTICLE XI    INSOLVENCY..................................................  26

ARTICLE XII   EXECUTION AND EFFECTIVE DATE................................  27

SCHEDULE A    ANNUITIES AND RISKS REINSURED...............................  28

SCHEDULE B    QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS................  29

SCHEDULE C    MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT..............  32

SCHEDULE D    CEDING COMPANY DATA.........................................  35

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                             REINSURANCE AGREEMENT

This Agreement is made and entered into by and between Genworth Life Insurance Company of New York (hereinafter referred to as the "Ceding Company") and RGA Reinsurance Company (hereinafter referred to as the "Reinsurer").

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any insured, policyowner or beneficiary under any annuity reinsured hereunder.

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                                   ARTICLE I

                              GENERAL PROVISIONS

1. Annuities and Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions of this Agreement, the portion of the risks under the annuities and riders described in the attached Schedule A.

    As used in this Agreement, the term "Base Annuities" means the base variable annuity contracts reinsured under this Agreement; the term "Riders" means the riders that are issued in connection with the Base Annuities and are reinsured under this Agreement, as described in Schedule A; and the term "Annuities" means the Base Annuities and Riders, together, including extended coverage through spousal continuation and other deferrals as permitted under the terms of the annuities and by state and Federal regulations in existence on the Effective Date of this Agreement.

2.  Coverages and Exclusions.

     A. Only the Base Annuities and Riders described in Schedule A are reinsured under this Agreement.

     B. Only Annuities sold by the Ceding Company in those jurisdictions where the Ceding Company is licensed to issue annuities.

3. Plan of Reinsurance. This indemnity reinsurance will be on a modified coinsurance basis for the Base Annuities and on a coinsurance basis for all Riders. The Ceding Company will retain, control and own all assets held in relation to the Modified Coinsurance Reserve.

4. Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the Annuities, except as otherwise provided herein.

5. Annuity Changes. The Ceding Company must provide written notification to the Reinsurer of any change which affects the original terms or conditions of any annuity form reinsured hereunder not later than fifteen (15) days after the change takes effect. The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of the change within fifteen (15) days after

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    receipt of notice of the change. If the Reinsurer accepts any such change, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred. Notwithstanding the preceding, any changes in the funds available within the Segregated Asset Portfolio, as described in Schedule C, shall not be subject to this Paragraph 5.

6. No Extracontractual Damages. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any extracontractual damages or extracontractual liability resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded under this Agreement for the conduct described above: actual damages, damages for emotional distress, and punitive or exemplary damages.

7. Annuity Administration. The Ceding Company will administer the Annuities reinsured hereunder and will perform all accounting for such Annuities.

8. Inspection. At any reasonable time, the Reinsurer and the Ceding Company, or their duly appointed representatives, may inspect, during normal business hours, at the principal office of the other party, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The parties will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereunder.

9. Taxes and Assessments. The allowance for any premium taxes, state guarantee fund assessments or special assessments paid in connection with the Annuities is included in the Allowances, as described in Article III. The Reinsurer will not reimburse the Ceding Company for any other taxes or assessments paid by the Ceding Company in connection with the Annuities.

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10. Election to Determine Specified Annuity Acquisition Expenses. The Ceding
    Company and the Reinsurer agree to the election pursuant to
    Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended (such election being referred to as the "DAC Tax Election") whereby:

     (a) The party with net positive consideration under this Agreement for each taxable year will capitalize specified annuity acquisition expenses with respect to the Annuities reinsured under this Agreement without regard to the general deductions limitation of
         Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

     (b) The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service. If requested, the Ceding Company will provide supporting information reasonably requested by the Reinsurer. The term "net consideration" means "net consideration" as defined in Regulation Section 1.848-2(f).

     (c) The DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect.

    The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective. Such schedule will identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.848-2(g)(8) has been made.

11. Condition. The reinsurance hereunder is subject to the same limitations and conditions specified in the Annuities and their accompanying prospectuses, except as otherwise provided in this Agreement.

12. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

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13. Adjustments. If the Ceding Company's liability under any of the Annuities reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the Annuities reinsured hereunder, and
    (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the Annuities reinsured hereunder.

14. Reinstatements. If an Annuity lapses, and is subsequently reinstated while this Agreement is in force, the reinsurance for such Annuity will be reinstated automatically. The Ceding Company will pay the Reinsurer the Reinsurer's proportionate share of all amounts received by the Ceding Company in connection with the reinstatement of the Annuity, plus any amounts previously refunded to the Ceding Company by the Reinsurer in connection with the lapse of the Annuity.

15. Remedies and Waiver. All remedies of any party are cumulative. Failure of either the Ceding Company or the Reinsurer to exercise any right, privilege, power or remedy at law, equity or in existence by virtue of this Agreement or to otherwise insist upon strict compliance with any of the terms, provisions and conditions of this Agreement, or the obligations of the other party, will not constitute a waiver of such right, privilege, power, remedy, term, provision, condition, or obligation. Moreover, the failure of either party to enforce any part of this Agreement shall not be deemed to be an act of ratification or consent. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision of this Agreement.

16. Assignment. Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld.

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17. Choice of Law. This Agreement will be governed by the laws of the Ceding
    Company's State of Domicile, without giving effect to the choice of law provisions. Notwithstanding the preceding, this Paragraph shall not be interpreted to permit the parties to avoid their obligations to arbitrate their disputes pursuant to Article X of this Agreement.

18. Amendments. This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

19. Current Practices. The Ceding Company will not materially change, alter or otherwise compromise its underwriting, claims paying or administrative practices with respect to the annuities reinsured hereunder without the prior written consent of the Reinsurer.

20. Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the Annuities. There are no understandings between the parties with respect to the Annuities other than as expressed in this Agreement.

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                                  ARTICLE II

                             REINSURANCE PREMIUMS

Reinsurance Premiums. The Ceding Company will pay the Reinsurer Reinsurance Premiums on all Annuities in an amount equal to that portion of the gross premiums collected by the Ceding Company during the Accounting Period which corresponds to the portion of the Annuities reinsured hereunder. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Ceding Company.

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                                  ARTICLE III

                                  ALLOWANCES

1. Commission and Expense Allowance. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance for each Accounting Period equal to the net of:

     (i) the product of (a) times (b), where:

         (a) equals the Commission Rate, as specified in the table below; and

                                           Commission Rate
                                          ----------------
                     Issue Age Range      Choice Selections
                     ---------------      ------ ----------
                     0 - 75                7.72%    7.02%
                     76 - 80               7.72%    5.72%
                     81 +                  6.72%    4.42%

         (b) equals the Reinsurance Premiums determined in accordance with
             Article II, plus

     (ii)the product of (a) times (b), where:

         (a) equals the Account Value Rate, as specified in the table below, times the quota share reinsured hereunder, as described in Schedule A; and

                                          Account Value Rate
                                          ----------------
                     Policy Year          Choice  Selections
                     -----------          ------  ----------
                     1 - 6                 0.03%    0.205%
                     7 +                  0.205%    0.205%

         (b) equals the Average Account Value, determined in accordance with
             Article V, Paragraph 4, for the current Accounting Period, plus

    (iii)the product of (a) times (b), where:

         (a) equals $43.75 times the quota share reinsured hereunder, as described in Schedule A; and

         (b) equals the number of Base Annuities reinsured hereunder outstanding as of the end of the current Accounting Period, plus

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     (iv)the product of (a) times (b), where:

         (a) equals $230 times the quota share reinsured hereunder, as described in Schedule A; and

         (b) equals the number of Base Annuities issued during the current Accounting Period, minus

     (v) the Investment Credit, as defined below.

    The Investment Credit, which will be paid by the Ceding Company to the Reinsurer pursuant to item (v) above, is included to offset expenses relating to the promotion of additional investments in the underlying funds and expenses relating to the maintenance of customer accounts in item
    (iii) above, shall equal the product of (a) times (b), where:

     (a) equals 0.0975 percent times the quota share reinsured hereunder, as described in Schedule A; and

     (b) equals the Average Account Value, determined in accordance with
         Article V, Paragraph 4, for the current Accounting Period.

    The 0.0975 percent factor shall be recalculated from time to time, but no more frequently than annually, using a methodology that is mutually acceptable to both parties.

2. Commission Chargeback. For any Annuity reinsured hereunder that is either surrendered or partially withdrawn during the current Accounting Period, the Ceding Company will pay the Reinsurer a Commission Chargeback at the end of the Accounting Period equal to (a) plus (b), where:

     (a) equals the sum of (i) times (ii) times (iii), with respect to each such Annuity, where:

         (i) equals 1.0 for any Annuity reinsured hereunder that is either surrendered, or incurs a partial withdrawal in the first six policy months, and 0.5 for any Annuity reinsured hereunder that is either surrendered, or incurs a partial withdrawal in policy months seven through twelve;

         (ii)equals the Commission Rate, as specified in item (i)(a) of Paragraph 1 above; and

        (iii)equals the total Reinsurance Premiums, determined in accordance with Article II, received with respect to any such Annuity that is surrendered for all

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             Accounting Periods since inception of this Agreement, or the quota share reinsured hereunder, as described in Schedule A, times the gross amount withdrawn for any such Annuity that incurred a partial withdrawal during the current Accounting Period; and

     (b) equals the product of (i) times (ii), where:

         (i) equals $230 times the quota share reinsured hereunder, as described in Schedule A; and

         (ii)equals the number of Base Annuities surrendered as "Free Looks," in accordance with the terms of the Annuities reinsured hereunder, during the current Accounting Period.

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                                  ARTICLE IV

                               BENEFIT PAYMENTS

1. Benefit Payments. Benefit Payments, as referred to in this Agreement, means the sum of (i) Claims, as described in Paragraph 2 below, (ii) Cash Surrender Values and cancellation proceeds, as described in Paragraph 3 below, (iii) Partial Withdrawals, as described in Paragraph 4 below, and
    (iv) Annuity Payments, as described in Paragraph 8 below.

2. Claims. The Reinsurer will reimburse the Ceding Company for that portion of Claims paid by the Ceding Company during the current Accounting Period in accordance with the terms of the Annuities and the prospectuses, which corresponds to the portion of the Annuities reinsured hereunder. The term "Claims" with regard to the Base Annuity means the amount payable upon death, including Account Value and any Base Annuity death benefit amount guaranteed in excess of the Account Value. With regard to the Riders, the term "Claims" means the amount guaranteed in excess of the Account Value that is payable in accordance with the terms of the Annuity contracts.

3. Cash Surrender Values and Cancellation Proceeds. The Reinsurer will reimburse the Ceding Company for that portion of the Cash Surrender Values and of the cancellation proceeds paid by the Ceding Company during the current Accounting Period, including those surrendered as "Free Looks", in accordance with the terms of the Annuities which corresponds to the portion of the Annuities reinsured hereunder.

4. Partial Withdrawals. The Reinsurer will reimburse the Ceding Company for that portion of the Partial Withdrawals paid by the Ceding Company during the current Accounting Period in accordance with the terms of the Annuities which corresponds to the portion of the Annuities reinsured hereunder.

5. Notice. The Ceding Company will notify the Reinsurer promptly after receipt of any information regarding Claims on the Annuities. The reinsurance claim and copies of notification, claim papers, and proofs will be furnished the Reinsurer upon request.

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6.  Liability and Payment. The Reinsurer will accept the decision of the Ceding
    Company with respect to payment of Claims owed under the contractual terms of the Annuities and as specified under the terms of this Agreement. The Reinsurer will pay its proportionate share of Claims to the Ceding Company as follows:

     a. The Reinsurer will pay a lump sum to the Ceding Company of its proportionate share of death benefit proceeds regardless of the method of death claim settlement (including the Base Annuity death benefit, settlements by spousal continuation or 5 year deferral, as well as the guaranteed minimum death benefit ("GMDB") Riders described in Schedule
         A).

     b. For Claims under the guaranteed withdrawal benefit ("GMWB") Riders, the Reinsurer will pay its proportionate share of any Income Payments or lump sum amount payable under the terms of the Reduction in Contract Value provisions in the Rider reinsured hereunder. Any Income Payments will equal a fixed amount for the life of the annuitant or, if there are joint annuitants, the last surviving annuitant.

    The Applicable Present Value Rate at the end of each Accounting Period will be equal to (i) plus (ii), where:

         (i) equals 15 basis points;

         (ii)equals the USD zero-coupon interest rate for the period from the date of which the calculation is being made to the payment date of the cash flow being discounted. The USD zero-coupon interest rate shall be calculated by the Reinsurer from prevailing USD LIBOR and swap market rates as quoted on Bloomberg at the end of business for the current Accounting Period and converted to an annual effective basis.

7. Contested Claims. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate any Claims involving the Annuities. The Reinsurer will pay its share of the expenses of such contests, in addition to its share of Claims, unless it chooses not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability on the Annuity reinsured hereunder.

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8.  Annuity Payments. Annuitizations under the terms of the Base Annuities will be treated as surrenders. The Reinsurer will reimburse the Ceding Company for Annuity Payments equal to the quota share percentage of the Annuities times the Cash Surrender Values of such Annuities as of the date of such annuitization. The Reinsurer will reimburse the Ceding Company for payments made pursuant to Rider guarantees as described in Paragraph 6 above.

                                    - 13 -

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                                   ARTICLE V

                                   RESERVES

1.  Base Annuities Modified Coinsurance Reserve Adjustment.

     A. The Modified Coinsurance Reserve Adjustment will be computed at the end of each Accounting Period equal to (i) minus (ii) minus (iii), where:

         (i) equals the Modified Coinsurance Reserve, as defined in Paragraph 2 below, at the end of the current Accounting Period on the Annuities;

         (ii)equals the Modified Coinsurance Reserve, as defined in Paragraph 2 below, at the end of the preceding Accounting Period on the Annuities; and

        (iii)equals the Modified Coinsurance Reserve Investment Credit described in Schedule C.

         With respect, however, to the Accounting Period during which the Effective Date of this Agreement occurs, the reference in (ii) above to "the end of the preceding Accounting Period" refers to the Effective Date of this Agreement. In the Accounting Period in which termination of this Agreement occurs, the reference in (i) above to "the end of the current Accounting Period" refers to the terminal accounting date, as described in Article VIII, Paragraph 2.

     B. For any Accounting Period in which the amount computed in A. above is positive, the Reinsurer will pay the Ceding Company such amount. For any Accounting Period in which the amount computed in A. above is negative, the Ceding Company will pay the Reinsurer the absolute value of such amount.

2. Modified Coinsurance Reserve. The term "Modified Coinsurance Reserve," as used in this Agreement, means the product of (i) times [(ii) plus (iii)], where:

         (i) equals the quota share percentage of the Annuities; and

         (ii)equals the sum of the product of (a) times (b), with respect to each inforce Annuity, where:

             (a) equals the Cash Surrender Value Percentage, as defined below;
                 and

             (b) equals the Cash Surrender Value with respect to the Annuity;
                 and

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            (iii)equals the sum of the product of (a) times (b), with respect to each inforce Annuity, where:

                 (a) equals the Account Value Percentage, as defined below; and

                 (b) equals the Account Value, as defined in Paragraph 3 below, with respect to the Annuity.

                             Cash Surrender Value Account Value
                 Product          Percentage       Percentage
                 -------     -------------------- -------------
                 Choice               50%              50%
                 Selections           40%              60%

3. Account Value. The term "Account Value," as used in this Agreement, means the contract value determined in accordance with the terms of the Annuities.

4. Average Account Value. The term "Average Account Value," as used in this Agreement, means the product of 50 percent times [(i) + (ii)], where:

         (i) equals the Account Value, as defined in Paragraph 3 above, as of the beginning of the current Accounting Period; and

         (ii)equals the Account Value, as defined in Paragraph 3 above, as of the end of the current Accounting Period.

5. General Account. The term "general account," as used in this Agreement, means the guaranteed interest options and dollar cost averaging ("DCA") with respect to the Annuities.

6. Rider Coinsurance. The Ceding Company will deduct reserve credit in its statutory financial statements for the quota share portion of its statutory reserves for the Riders. Correspondingly, the Reinsurer will establish appropriate reserves in its statutory financial statements for this quota share portion.

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

                                  ARTICLE VI

                          ACCOUNTING AND SETTLEMENTS

1. Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which this Agreement is executed by both parties, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement, as described in Article VIII, Paragraph 2. However, the Reinsurer reserves the right to adjust all accounting and settlements to a calendar year-to-date basis.

2. Quarterly Accounting Reports. Quarterly accounting reports in the form of Schedule B will be submitted to the Reinsurer by the Ceding Company for each Accounting Period not later than forty five (45) days after the end of each Accounting Period. Such reports will include information on the amount of Reinsurance Premiums, Commission and Expense Allowance, Commission Chargeback, Benefit Payments, Modified Coinsurance Reserve, investment advisory and distribution fees received (referred to herein as "Investment Advisory Fees"), Statutory Reserve and Modified Coinsurance Reserve Investment Credit.

3.  Quarterly Settlements.

     A. Within forty five (45) days after the end of each Accounting Period, the Ceding Company will pay the Reinsurer the sum of:

         (i) Reinsurance Premiums determined in accordance with Article II, plus

         (ii)the Commission Chargeback determined in accordance with Article III, Paragraph 2, plus

        (iii)any Modified Coinsurance Reserve Adjustment payable to the Reinsurer, determined in accordance with Article V, Paragraph 1.

     B.  Simultaneously, the Reinsurer will pay the Ceding Company the sum of:

         (i) Benefit Payments, as described in Article IV, plus

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         (ii)the Commission and Expense Allowance determined in accordance with
             Article III, Paragraph 1, plus

        (iii)any Modified Coinsurance Reserve Adjustment payable to the Ceding Company, determined in accordance with Article V, Paragraph 1.

4. Amounts Due Quarterly. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis at the end of each Accounting Period and will be due and payable within forty five
    (45) days after the end of the Accounting Period.

5. Annual Accounting Reports. The Ceding Company will provide the Reinsurer with annual accounting reports within thirty (30) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the Annuities to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B, and will include Exhibit 5 by reserve basis, Page 7, Page 28, and Schedule S of the Annual Statement.

6. Weekly Reports. Not later than seven (7) days after the end of each calendar week, the Ceding Company will provide the Reinsurer with reports showing more detailed information with respect to the Annuities described under "Weekly Seriatim Data File" in Schedule B hereto on a weekly basis. Further, the Ceding Company will provide the Reinsurer any additional data reasonably requested by the Reinsurer from time to time with respect to the Annuities.

7. Estimations. If the amounts, as defined in Paragraph 3 above, cannot be determined by the dates described in Paragraph 4 above, on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

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8.  Delayed Payments. For purposes of Paragraph 4 above, if there is a delayed settlement of a payment due, there will be an interest penalty, at the Delayed Payment Rate described in Paragraph 9 below, for the period that the amount is overdue. For purposes of this Paragraph, a payment will be considered overdue thirty (30) days after the date such payment is due, and the interest penalty will be determined by multiplying the amount due by the product of the Delayed Payment Rate multiplied by a fraction, the numerator of which is the number of days the amount was overdue and the denominator of which is 360.

9. Delayed Payment Rate. The Delayed Payment Rate at the end of each Accounting Period will be equal to 75 basis points plus the quotient of the sum of the one month London Interbank Offered Rates (LIBOR) as published by The Wall Street Journal at the end of each calendar month ending during the current Accounting Period, divided by the number of calendar months ending during the current Accounting Period.

10. Offset of Payments. All monies due either the Ceding Company or the Reinsurer under this Agreement or any other reinsurance agreements between the parties will be offset against each other, dollar for dollar, regardless of any insolvency of either party. However, in the event of an insolvency, offsets will be allowed in accordance with the statutory, common and case laws of the state taking jurisdiction over the insolvency.

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                                  ARTICLE VII

                            DURATION AND RECAPTURE

1. Duration. Except as otherwise provided herein, this Agreement is unlimited in duration.

2. Reinsurer's Liability. The liability of the Reinsurer with respect to any Annuity will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any Annuity will terminate on the earliest of: (i) the date such Annuity is recaptured; (ii) the date the Ceding Company's liability on such Annuity is terminated; or (iii) the date this Agreement is terminated. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article VIII of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement.

    However, the Reinsurer and/or the Ceding Company may, upon ninety (90) days prior written notice to the other party, terminate this Agreement as to annuities not yet written by the Ceding Company as of the effective date of such termination.

3. Termination for Nonpayment of Reinsurance Premiums or Other Amounts Due. If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement, within seventy five (75) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to thirty (30) days prior written notice to the Ceding Company.

4. Recapture. The Annuities may be recaptured at any time upon mutual agreement in writing between the Ceding Company and the Reinsurer. If the Ceding Company opts to recapture, then the Ceding Company must recapture all of the Annuities. In no event may the Ceding Company recapture anything other than 100 percent of all Annuities.

5. Recapture Charge. In the event this Agreement is terminated in accordance with Paragraphs 3 and 4 above, or Paragraph 6 below, a Termination Value shall be calculated in good faith by the Reinsurer as of the effective date of termination according to "best practices" that are appropriate to valuing variable annuities and related cash flows and consistent with the terms of this Agreement. The Ceding Company shall have sixty (60) calendar days to either accept the Termination Value as calculated or raise objections. The parties shall cooperate with each other in order to resolve any disagreement with respect to the Termination Value. If the parties cannot mutually agree on the Termination Value, then the calculation will be submitted to a nationally recognized, independent actuarial firm or the actuarial group of a nationally recognized, independent accounting firm (hereinafter the "Actuarial Firm"), that is mutually acceptable to the parties for determination of a Termination Value which is reasonably consistent with the terms of this Agreement. If the parties cannot reach agreement as to the Actuarial Firm, then such appointment will be decided by the President of the Society of Actuaries. The decision of the Actuarial Firm with respect to the Termination Value will be final and binding upon the parties. The parties will share equally in the costs and expenses, if any, incurred by the Actuarial Firm and the Society of Actuaries.

    It is recognized and acknowledged by both parties that "best practices" for valuing cash flows linked to variable annuities include:

         i) commencing with seriatim in force data as of the effective date of termination;

         ii) fixing actuarial assumptions such as lapse, mortality, mortality improvement, utilization, etc. within a range deemed consistent with market standards;

         iii)determining market inputs for interest rates, implied volatilities, and other market inputs; and

         iv) valuing the present value of all the future cash flows using the inputs and assumptions determined above.

    The discount rate used in the present value of future cash flows described above will not reflect any credit deterioration by the Ceding Company since the Effective Date of this Agreement.

    If the projected Termination Value is positive, the absolute value shall be paid as a Recapture Charge to the Reinsurer by the Ceding Company. Payment of such amount will be made within thirty (30) days of receipt of the calculation. The terminal accounting date will be the effective date of termination pursuant to this Agreement.

6. Internal Replacements. Should the Ceding Company, its affiliates, successors or assigns, initiate a program of Internal Replacement that would include any of the Annuities, the Ceding Company will immediately notify the Reinsurer. Such program would not include any replacements initiated by any distributors independent of the Ceding Company. The Reinsurer may elect to treat such Annuities as recaptured rather than surrendered, and such recapture will apply to all Annuities. For purposes of this Agreement, the term "Internal Replacement" means any instance in which an Annuity or any portion of the cash value of an Annuity is exchanged for another policy or annuity, not covered under this Agreement, which is written by the Ceding Company, its affiliates, successors or assigns.

                                 ARTICLE VIII

                      TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that this Agreement is terminated in accordance with Article VII, Paragraph 3, or all reinsurance under this Agreement is recaptured in accordance with Article VII, Paragraphs 4 and 6, a Terminal Accounting and Settlement will take place.

2. Date. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) such other date mutually agreed to in writing.

3.  Settlement. The Terminal Accounting and Settlement will consist of:

     (a) the quarterly settlement as provided in Article VI, Paragraph 3, computed as of the terminal accounting date;

     (b) payment by the Ceding Company to the Reinsurer of a Terminal Reserve equal to the Modified Coinsurance Reserve, as defined in Article V, Paragraph 2, on the Annuities as of the terminal accounting date;

     (c) payment by the Reinsurer to the Ceding Company of a Terminal Reserve Adjustment equal to the Modified Coinsurance Reserve, as defined in
         Article V, Paragraph 2, on the Annuities as of the terminal accounting date; and

     (d) payment by the Ceding Company to the Reinsurer of any Recapture Charge determined in accordance with Article VII, Paragraph 5, computed as of the terminal accounting date.

    If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer.

4. Supplementary Accounting and Settlement. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                  ARTICLE IX

                                REPRESENTATIONS

Representations. The Ceding Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the Ceding Company Data described in Schedule D prior to the execution of this Agreement by the Reinsurer. The Ceding Company represents that all factual information contained in the Ceding Company Data is complete and accurate as of the date the document containing the information was prepared. The Ceding Company further represents that any assumptions made in preparing the Ceding Company Data were based upon informed judgment and are consistent with sound actuarial principles. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies that would materially affect the Ceding Company Data. The Reinsurer has relied on Ceding Company Data and the foregoing representations in entering into this Agreement.

                                   ARTICLE X

                                  ARBITRATION

1. General. Except with respect to the method of resolving a dispute over the calculation of a Termination Value, as set forth in Article VII, Paragraph 5, all disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. Moreover, the arbitrators shall be released from judicial formalities and shall not be bound by strict rules of procedure and evidence. The parties intend that the arbitrators will make their decision with a view to effecting the intent of this Agreement.

2. Method. Three arbitrators will decide any differences. They must be impartial and present or former officers of life insurance companies other than the parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators is to be appointed by the Reinsurer, another by the Ceding Company, and the two arbitrators thus appointed will select a third arbitrator before arbitration begins. Should one of the parties decline to select an arbitrator within ninety (90) days after the date of any written request to do so or should the two arbitrators selected by the parties not be able to agree upon the choice of a third, the appointment(s) will be left to the AIDA Reinsurance and Insurance Arbitration Society - US ("ARIAS - US") umpire selection process. The arbitrators will decide by a majority of votes and their decision will be final and binding upon the parties. The arbitrators will hand down their decision within forty-five (45) days of the close of the arbitration proceedings. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

                                  ARTICLE XI

                                  INSOLVENCY

Ceding Company's Insolvency. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the Annuities without diminution because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any Annuity within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Reinsurer's Insolvency. In the event of the Reinsurer's insolvency, the Ceding Company may recapture the Annuities reinsured hereunder, subject to prior written notice. Such recapture will be subject to the payment of a Terminal Accounting and Settlement, as described in Article VIII, Paragraph 3. Insolvency, for purposes of this Paragraph, is defined to be: (a) the filing of voluntary or involuntary petition for liquidation by or on behalf of the Reinsurer, (b) any assignment for the benefit of creditors, or (c) the appointment of a conservator, liquidator, receiver, or statutory successor to conserve or administer the Reinsurer's properties or assets.

                                  ARTICLE XII

                         EXECUTION AND EFFECTIVE DATE

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of July 1, 2008.

ATTEST:                                  GENWORTH LIFE INSURANCE COMPANY OF
                                         NEW YORK ("Ceding Company")

By:         /S/ M. MARK HOLBROOK         By:            /S/ PAUL HALEY
        -------------------------------          ------------------------------

Title:               VP                  Title:     SR. VP & CHIEF ACTUARY
        -------------------------------          ------------------------------

Date:          AUGUST 29, 2008           Date:              8/29/08
        -------------------------------          ------------------------------

ATTEST:                                  RGA REINSURANCE COMPANY
                                         ("Reinsurer")

By:           /S/ GARY SEIFERT           By:         /S/ JOHN P. LAUGHLIN
        -------------------------------          ------------------------------

Title:               SVP                 Title:               EVP
        -------------------------------          ------------------------------

Date:              8/29/08               Date:              8/29/08
        -------------------------------          ------------------------------

                                  SCHEDULE A

                         ANNUITIES AND RISKS REINSURED

Annuities and Risks Reinsured. The amount of reinsurance under this Agreement will be a 50 percent quota share of the Ceding Company's net liability on those variable annuities, and those riders attached to those variable annuities, which are issued by the Ceding Company on or after the Effective Date of this Agreement and described below:

Base Annuities:

          Product                            Form Number   Plan Code
          -------                            -----------  ------------
          Choice NY 1.5% guarantee             NY1155       NYCHC03
          Choice NY 3.0% guarantee             NY1155       NYCHC05
          Choice NY with LIP                   NY1155     NYCHCLIP07
          Choice NY with LIP - joint
            annuitant                          NY1155     NYCHCLIP07J
          Choice NY with LIP, single and
            joint annuitant                    NY1155     NYCHCLIP08
          Selections NY with LIP               NY1157      NYSELLP07
          Selections NY with LIP, Joint
            Annuitant                          NY1157     NYSELLP07J
          Selections NY with LIP, single
            and joint annuitant                NY1157     NdYSELLIP08

In no event will the Choice Base Annuities with a bonus rider be reinsured under this Agreement.

Riders:

           Rider                   Form Number       Plan Code
           -----                   -----------  ---------------------
           Lifetime Income Plus
             2007                    NY5343           NYLIPR07
           Lifetime Income Plus
             Rider 2008              NY5362           NYLIPR08
           Lifetime Income Plus
             2008 with Optional
             DB Rider               NY5362DB         NYLIPR08DB
           Annual Step-Up Rider      NY5237     DB1RAT03, DBNY1RAT03

"Net liability" will mean the Ceding Company's liabilities on the Annuities. During the term of this Agreement, the Ceding Company and its affiliates, will retain not less than 50 percent of the liability on the Annuities.

                                  SCHEDULE B

                 QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS

                       FROM CEDING COMPANY TO REINSURER

                     Accounting Period: _________________
                     Calendar Year: ____________________
                     Date Report Completed: _____________

1.     Reinsurance Premiums (Article II)                                           ______

2.     Benefit Payments (Article IV)

       a.  Claims                                                       ______

       b.  Cash Surrender Values and Cancellation Proceeds              ______

       c.  Partial Withdrawals                                          ______

       d.  Annuity Payments                                             ______

       Benefit Payments = a + b + c + d                                            ______

3.     Modified Coinsurance Reserve Adjustment (Article V, Paragraph 1)

       a.  Modified Coinsurance Reserve end of current Accounting
           Period                                                       ______

       b.  Modified Coinsurance Reserve end of preceding Accounting
           Period                                                       ______

       c.  Modified Coinsurance Reserve Investment Credit (Schedule C)  ______

       Modified Coinsurance Reserve Adjustment = a - b - c                         ______

4.     Commission and Expense Allowance (Article III, Paragraph 1)                 ______

5.     Commission Chargeback (Article III, Paragraph 2)

6.     Cash Settlement = 1 - 2 - 3 - 4 + 5                                         ______

Commission and Expense Allowance (Article III, Paragraph 1)

(i)    Commission Rate x Reinsurance Premiums                                      ______

(ii)   Account Value Rate x quota share reinsured x Average Account
       Value, for current Accounting Period                                        ______

(iii)  $43.75 x quota share reinsured x number of Base Annuities
       outstanding at end of current Accounting Period                             ______

(iv)   $230 x quota share reinsured x number of Base Annuities issued
       during current Accounting Period                                            ______

(v)    Investment Credit                                                           ______

Commission and Expense Allowance equals (i) + (ii) + (iii) + (iv) - (v)            ______

Modified Coinsurance Reserve (Article V, Paragraph 2)

(i)    Quota share reinsured hereunder                                             ______

(ii)   Sum of [Cash Surrender Value Percentage x Cash Surrender
       Values] with respect to each inforce Annuity                                ______


(iii)  Sum of [Account Value Percentage x Account Value] with respect to
       each inforce Annuity                                                   ______

(iv)   Modified Coinsurance Reserve = (i) x [(ii) + (iii)]                    ______

Modified Coinsurance Reserve Investment Credit (Schedule C)

Modified Coinsurance Reserve Investment Credit =                              ______

Weekly Seriatim Data File

   .   Company Code

   .   Policy Number

   .   Broker Dealer Channel

   .   Plan Code

   .   Annuitant Issue Date

   .   Annuitant Issue Age

   .   Annuitant Date of Birth

   .   Annuitant Gender

   .   Joint Annuitant Issue Age

   .   Joint Annuitant Date of Birth

   .   Joint Annuitant Gender

   .   Issue State (annuitant)

   .   Resident State (annuitant)

   .   Total Account Value

   .   Calendar year to date Premiums

   .   GMDB Type

   .   GMDB Rider Charge Rate

   .   GMDB Termination Date

   . Annual Step-Up GMDB Value (generated with month end values, rather than values as of run date)

   . 5% Rollup GMDB Value (generated with month end values, rather than values as of run date)

   . Earnings Protector GMDB Base (generated with month end values, rather than values as of run date)

   . Protected Payment Death Benefit Base (generated with month end values, rather than values as of run date)

   .   GMWB Type

   .   GMWB Rider Charge Rate

   .   GMWB Benefit Base

   .   GMWB Rollup Value

   .   GMWB Ratchet Value

   .   GMWB Latest Reset Date

   .   GMWB Termination Date

   .   Systematic Withdrawal Indicator

   . Sum of Initial premiums and all Subsequent premiums under the contract, from inception through Valuation Date

   . Sum of all Withdrawals under the contract, including any Withdrawal Charges, from inception through Valuation Date

   . Withdrawal Indicator (if contract has active rider and there has been at least one withdrawal after the later of Rider Effective Date or most recent Reset Date)

   .   Qualified/non-qualified indicator

   .   Portfolio Option indicator

Weekly Seriatim Fund Detail File

   .   Company Code

   .   Policy Number

   .   Fund Name

      .   Account Value

      .   Percentage of Total

Weekly Seriatim GMWB Systematic Withdrawal File

   .   Company Code

   .   Policy

   .   Start Date

   .   Stop Date

   .   Frequency

   .   Withdrawal Type

   .   Amount

   .   Percentage

Quarterly Seriatim Data File

As of the end of each calendar quarter, the Ceding Company will send the Reinsurer data files the same seriatim data as specified in the weekly files described above as well as the following additional seriatim data:

   .   Company Code

   .   Policy Number

   .   Distribution Channel

   .   Annuity Termination Date

   .   Total Fund Value

   .   Total Cash Surrender Value

   .   Premiums received during the quarter

   .   Premium Bonus / Credit Enhancement Amount

   .   Policy fee Collected during the quarter

   .   Rider Fees collected during the quarter (by rider)

   .   Account Value Released by Death during the quarter

   . Account Value Released by Full or Partial Surrender or Annuitization during the quarter

   . Cash surrender Amount paid on Full or Partial Surrender or Annuitization during the quarter

   . Total Death Benefit amount paid during the quarter (including rider benefits)

   .   Payment amount during the quarter after the annuity value becomes zero

   .   G34 Statutory reserves

   .   G34 Tax reserves

Quarterly Investment Returns

   .   Fund Name

   .   Annualized Fund Return for the Quarter

   .   Gross Investment Advisory Fee

   .   Net Investment Advisory Fee

                                  SCHEDULE C

                MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT

Modified Coinsurance Reserve Investment Credit. The Modified Coinsurance Reserve Investment Credit, for any Accounting Period, equals the accrued investment income and capital gains and losses, realized and unrealized, allocated to the portion of the annuities reinsured hereunder during the current Accounting Period with respect to the Segregated Asset Portfolio held by the Ceding Company, calculated by the Ceding Company on a statutory basis, gross of any Investment Advisory Fees paid by the Ceding Company during the current Accounting Period, but not adjusted for income taxes, changes in any provisions for taxes or charges for mortality and expense risks. Namely, the Segregated Asset Portfolio held by the Ceding Company shall include those funds and any portfolios in which the assets related to the annuities reinsured hereunder may be invested. The Ceding Company will notify the Reinsurer promptly in writing of any changes in such funds and portfolios.

Notwithstanding the preceding, for purposes of administrative simplicity, a mathematical equivalent to such accrued investment income and capital gains and losses, realized and unrealized, will be used to determine the Modified Coinsurance Reserve Investment Credit equal to the product of (i) times (ii), where:

     (i) equals the quota share percentage of the annuities reinsured hereunder as described in Schedule A; and

     (ii)equals the net of the following:

         (a) the Account Value, as defined in Article V, Paragraph 3, as of the end of the current Accounting Period, minus

         (b) the Account Value, as defined in Article V, Paragraph 3, as of the beginning of the current Accounting Period, plus

         (c) the product of (1) times [(2) minus (3) plus (4)], where:

             (1) equals the Ceding Company's Internal Borrowing Rate, as defined below, as of the end of the current Accounting Period;

             (2) equals 0.50 times [(A) plus (B)], where:

                  (A)equals the sum of items (ii) plus (iii), as defined in
                     Article V, Paragraph 2, as of the beginning of the current Accounting Period; and

                  (B)equals the sum of items (ii) plus (iii), as defined in
                     Article V, Paragraph 2, as of the end of the current Accounting Period;

             (3) equals the Average Account Value, as defined in Article V,
                 Paragraph 4, for the current Accounting Period; and

             (4) equals the Average Account Value, as defined in Article V,
                 Paragraph 4, for the current Accounting Period, with respect to the general account, minus

         (d) the interest credited to the policyholders on funds in the general account, including any policy loans, during the current Accounting Period with respect to the Annuities reinsured hereunder, plus

         (e) the Account Value, as defined in Article V, Paragraph 3, released with respect to the Annuities reinsured hereunder for which Claims are paid during the current Accounting Period in accordance with
             Article IV, Paragraph 2, plus

         (f) the Account Value, as defined in Article V, Paragraph 3, released with respect to the Annuities reinsured hereunder for which Cash Surrender Values are paid during the current Accounting Period in accordance with Article IV, Paragraph 3, plus

         (g) the Account Value, as defined in Article V, Paragraph 3, released with respect to the Annuities reinsured hereunder for which Partial Withdrawals are paid during the current Accounting Period in accordance with Article IV, Paragraph 4, plus

         (h) the Account Value, as defined in Article V, Paragraph 3, released with respect to the Annuities reinsured hereunder for which Annuity Payments are paid during the current Accounting Period in accordance with Article IV, Paragraph 8, plus

         (i) policy fee collected by the Ceding Company during the current Accounting Period, minus

         (j) the gross premiums collected by the Ceding Company during the current Accounting Period with respect to the Annuities reinsured hereunder, minus

         (k) the credit enhancement credited to the policyholder in accordance with the terms of the Annuities reinsured hereunder during the current Accounting Period with respect to the Annuities reinsured hereunder, plus

         (l) the mortality and expense charges calculated by the Ceding Company during the current Accounting Period with respect to the Annuities reinsured hereunder, plus

         (m) the GMDB rider and living benefit rider charges calculated by the Ceding Company during the current Accounting Period with respect to the Riders reinsured hereunder.

The Internal Borrowing Rate at the end of each Accounting Period will be equal to the quotient of [(I) plus (II)] divided by (III), where:

     (I) equals 15 basis points;

     (II)equals the sum of the one month London Interbank Offered Rates (LIBOR) as published by The Wall Street Journal at the end of each business day ending during the current Accounting Period, divided by the number of business days ending during the current Accounting Period; and

    (III)equals four.

                                  SCHEDULE D

                              CEDING COMPANY DATA

..   CD Rom received on September 19, 2007 by Larry Carson of the Reinsurer from
    Susan Mann of the Ceding Company with the following information on the Lifetime Income Plus 2007 annuity:

   .   Product narrative

   .   Prospectus

   .   Contract

   .   Base annuity contract including optional DBs

   .   Actuarial documentation

..   Email dated January 29, 2008 from Bruce Booker of the Ceding Company to
    Larry Carson and Denis Loring of the Reinsurer, with a copy to Peter Blume and John Cortese of the Ceding Company, containing a Zip file with the following:

   .   A comparison of the GMWB benefit riders, as they have evolved over time

   .   Pricing assumptions for the 2007 and 2008 versions

   .   May 2007 prospectus

   .   December supplement prospectus with the LIP 08 introduction

..   Email dated March 6, 2008, from Bruce Booker of the Ceding Company to Larry
    Carson of the Reinsurer and Peter Blume and John Cortese of the Ceding Company with a copy to Denis Loring, Joanne Owen, Xueli Zhang, Luke Girard and Scott Meise of the Reinsurer containing a Zip file with the following:

   .   Functional narratives of GMWB riders (GWA, LIP I, LIP II, LIP 2007, LIP
       2008)

   . A PowerPoint presentation of features and some assumptions across most of the GMWB riders reinsured hereunder

   . Actuarial Documentation documents for LIP 2008 assuming that Choice is the Base Annuity

   . A summary of in-force (by products, issue years and demographics), utilization experience, production and M&E charges with respect to the Annuities reinsured hereunder

..   Email dated March 6, 2008, from Bruce Booker of the Ceding Company to Larry
    Carson of the Reinsurer and Peter Blume and John Cortese of the Ceding Company with a copy to Denis Loring, Joanne Owen, Xueli Zhang, Luke Girard and Scott Meise of the Reinsurer, containing a PDF file with the prospectuses for the Choice and Selections Annuities reinsured hereunder.

..   Email dated March 25, 2008 from Bruce Booker of the Ceding Company to Denis
    Loring of the Reinsurer and Peter Blume, John Cortese and Jamala S. Murray of the Ceding Company, containing information on the following assumptions:

   .   Mortality

   .   DCA rates

   .   Maintenance expenses

   .   Policy fees

   . Clarification with respect to the basic death benefit with partial withdrawal on page A-1 in the prospectuses for the Choice and Selections Annuities reinsured hereunder

   .   Election rate of PPDB

..   Email dated May 6, 2008 from Bruce Booker of the Ceding Company to Larry
    Carson and Denis Loring of the Reinsurer and John Cortese and Peter Blume of the Ceding Company notifying of the material that was sent via Federal Express to RGA on May 6, 2008 regarding the Ceding Company's Retire Ready variable annuity series and containing Zip files with the following:

   .   Product Feature Summaries

   .   Income Rider Specifications of LIP 2008 and LIP 2007

   .   Optional Death Benefit Rider Specifications

   .   Sample policy forms of the Choice Annuities reinsured hereunder

..   CD Rom received on May 7, 2008 by Larry Carson of the Reinsurer from Bruce
    Booker of the Ceding Company with the following information on the Ceding Company's Retire Ready variable annuity series (part 1):

   .   Product Feature Summaries

   .   Income Rider Specifications of LIP 2008 and LIP 2007

   .   Optional Death Benefit Rider Specifications

   .   Sample policy forms of the Choice Annuities reinsured hereunder

   . Prospectuses of Choice, Selections, Extra, Freedom, Foundation, Personal Income Design and Bonus

..   Email dated May 7, 2008 from Merton Thompson, Jr. of the Ceding Company to
    Bruce Booker and Peter Blume of the Ceding Company and Larry Carson and Denis Loring of the Reinsurer, with a copy to John Cortese of the Ceding Company with an excel file of the inventory summary

..   CD Rom received May 8, 2008 from Merton Thompson, Jr. of the Ceding Company by Larry Carson of the Reinsurer with the following information on the Ceding Company's Retire Ready variable annuity series (part 2):

   .   Experience Study on mortality, lapse and utilization rates

   .   Assumptions on lapse and GMWB utilization

   .   Commission and General Expense Assumptions

   .   Inforce Dataset

   .   General Assumptions

   .   Fund Information

   .   Request for Final Quote RESPONSE

..   Email dated May 16, 2008 from Merton Thompson, Jr. of the Ceding Company to
    Denis Loring and Larry Carson of the Reinsurer and Bruce Booker of the Ceding Company with a copy to John Cortese and Peter Blume of the Ceding Company, containing excel files of Variable Comp Options, LIP08 Utilization Summary, a PDF file with LIP08 training material and a text file with GMWB Utilization Assumptions. This email also contains information on the following assumptions:

   .   Sales of LIP 2007

   .   Mortality

   .   Lapse rates

   .   GMWB utilization assumptions

   .   Election rates for all riders

..   Email dated May 21, 2008, from Merton Thompson, Jr. of the Ceding Company to Larry Carson and Denis Loring of the Reinsurer and Peter Blume, Bruce Booker and John Cortese of the Ceding Company with a copy to Scott Meise, Xueli Zhang, Denis Loring and Joanne Owen of the Reinsurer, containing an excel file of an Appendix of Responses and a Zip file with Product Feature Summaries. The email also contains information on the following assumptions:

   .   Production

   .   Clarification of the fields in the Access database

   .   Utilization of LIP 2008

   .   New York Products

..   Email dated May 22, 2008, from Merton Thompson, Jr. of the Ceding Company to Larry Carson and Denis Loring of the Reinsurer and Peter Blume, Bruce Booker and John Cortese of the Ceding Company with a copy to Scott Meise, Xueli Zhang, Denis Loring and Joanne Owen of the Reinsurer, containing information related to mortality and product-specific information

..   Email dated May 28, 2008, from Merton Thompson, Jr. of the Ceding Company to Scott Meise and Xueli Zhang of the Reinsurer with a copy to Peter Blume, Bruce Booker and John Cortese of the Ceding Company and Larry Carson, Denis Loring and Joanne Owen of the Reinsurer containing a html file on the DCA rate with respect to Annuities reinsured hereunder and an Excel file with 176 Annuities which should be in the separate account instead of the fixed account. The email also contains information on the following:

   .   The commission to be paid under this Agreement

   .   Fixing an error in the inforce date file "Attachment for VA
       Reinsurance.xls"

   .   DCA rates

..   Email dated June 2, 2008 from Merton Thompson, Jr. of the Ceding Company to
    Xueli Zhang and Scott Meise of the Reinsurer with a copy to Larry Carson, Joanne Owen, Denis Loring and Luke Girard of the Reinsurer and Peter Blume, John Cortese and Bruce Booker of the Ceding Company, containing an excel file of Fund Ids Revised.

..   Email dated June 11, 2008 from Merton Thompson, Jr. of the Ceding Company to Xueli Zhang and Scott Meise of the Reinsurer with a copy to Larry Carson, Joanne Owen, Denis Loring and Luke Girard of the

   Reinsurer and Peter Blume, John Cortese and Bruce Booker of the Ceding Company containing a ZIP file on required investment strategies, Choice annuity form with and without a Bonus rider and assumptions for the Annuities reinsured hereunder.

..   Email dated June 19, 2008 from Merton Thompson, Jr. of the Ceding Company to Denis Loring and Larry Carson of the Reinsurer with a copy to Peter Blume, John Cortese and Bruce Booker of the Ceding Company and Joanne Owen, Luke Girard, Xueli Zhang and Scott Meise of the Reinsurer containing a ZIP file on updated inforce data summary with respect to the Annuities reinsured hereunder.

..   Email dated June 23, 2008 from Merton Thompson, Jr. of the Ceding Company to Denis Loring of the Reinsurer containing a ZIP file on updated inforce data summary for the 2008 issues of Annuities reinsured hereunder.

..   Email dated June 24, 2008 from Merton Thompson, Jr. of the Ceding Company to Xueli Zhang of the Reinsurer with a copy to Scott Meise of the Reinsurer which discussed joint variable Annuities reinsured hereunder in the inforce data.

..   Annuities that elect the "free look" option will be treated as if such
    Annuities were not reinsured under this Agreement

                                 AMENDMENT ONE

                      ATTACHED TO AND MADE A PART OF THE

                     REINSURANCE AGREEMENT NUMBER 708-283

                                    BETWEEN

                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

                               "Ceding Company"

                                      AND

                            RGA REINSURANCE COMPANY

                                  "Reinsurer"

708-283-A1

The Ceding Company and the Reinsurer agree to amend this Reinsurance Agreement as follows:

I. ARTICLE III, ALLOWANCES, Paragraph 1, is replaced in its entirety by the following:

     1. Commission and Expense Allowance. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance for each Accounting Period equal to the net of:

         (i) the product of (a) times (b), where:

             (a) equals the Commission Rate, as specified in the table below;
                 and

                                                     Commission Rate
           Issue Age                                ----------------
             Range   For The Following Issue Dates  Choice Selections
           --------- -----------------------------  ------ ----------
           0 - 75    Prior to December 8, 2008       7.72%    7.02%
                     On or after December 8, 2008    7.85%    6.22%
           76 - 80   Prior to December 8, 2008       7.72%    5.72%
                     On or after December 8, 2008    7.85%    4.92%
           81 +      Prior to December 8, 2008       6.72%    4.42%
                     On or after December 8, 2008    6.85%    3.62%

             (b) equals the Reinsurance Premiums determined in accordance with
                 Article II, plus

         (ii)the product of (a) times (b), where:

             (a) equals the Account Value Rate, as specified in the table below, times the quota share reinsured hereunder, as described in Schedule A; and

                                      Account Value Rate
                                      ----------------
                        Policy Year   Choice  Selections
                        -----------   ------  ----------
                        1 - 6          0.03%    0.205%
                        7 +           0.205%    0.205%

             (b) equals the Average Account Value, determined in accordance with Article V, Paragraph 4, for the current Accounting Period, plus

        (iii)the product of (a) times (b), where:

             (a) equals $43.75 times the quota share reinsured hereunder, as described in Schedule A; and

             (b) equals the number of Base Annuities reinsured hereunder outstanding as of the end of the current Accounting Period, plus

         (iv)the product of (a) times (b), where:

             (a) equals $230 times the quota share reinsured hereunder, as described in Schedule A; and

             (b) equals the number of Base Annuities issued during the current
                 Accounting Period, minus

         (v) the Investment Credit, as defined below.

       The Investment Credit, which will be paid by the Ceding Company to the Reinsurer pursuant to item (v) above, is included to offset expenses relating to the promotion of additional investments in the underlying funds and expenses relating to the maintenance of customer accounts in item (iii) above, shall equal the product of (a) times (b), where:

             (a) equals 0.0975 percent times the quota share reinsured
                 hereunder, as described in Schedule A; and

             (b) equals the Average Account Value, determined in accordance with Article V, Paragraph 4, for the current Accounting Period.

       The 0.0975 percent factor shall be recalculated from time to time, but no more frequently than annually, using a methodology that is mutually acceptable to both parties.

II. SCHEDULE A, ANNUITIES AND RISKS REINSURED, is replaced in its entirety by the following:

    Annuities and Risks Reinsured. The amount of reinsurance under this Agreement will be a 50 percent quota share of the Ceding Company's net liability on those variable annuities, and those riders attached to those variable annuities, which are issued by the Ceding Company on or after the Effective Date of this Agreement and described below:

    Base Annuities:

Product                                         Form Number   Plan Code   Issued On Or After
-------                                         -----------  ------------ ------------------
Choice NY 1.5% guarantee                          NY1155       NYCHC03      July 1, 2008
Choice NY 3.0% guarantee                          NY1155       NYCHC05      July 1, 2008
Choice NY with LIP                                NY1155     NYCHCLIP07     July 1, 2008
Choice NY with LIP - joint annuitant              NY1155     NYCHCLIP07J    July 1, 2008
Choice NY with LIP, single and joint annuitant    NY1155     NYCHCLIP08     July 1, 2008
Choice NY with LIPS 2008 Rider                    NY1155     NYCHCLPS08   December 8, 2008
Selections NY                                     NY1157     NYSELECT03     July 1, 2008
Selections NY with LIP                            NY1157      NYSELLP07     July 1, 2008

Product                                             Form Number  Plan Code   Issued On Or After
-------                                             -----------  ----------- ------------------
Selections NY with LIP, Joint Annuitant               NY1157     NYSELLP07J    July 1, 2008
Selections NY with LIP, single and joint annuitant    NY1157     NYSELLIP08    July 1, 2008
Selections NY with LIPS 2008 Rider                    NY1157     NYSELLPS08  December 8, 2008

   In no event will the Choice Base Annuities with a bonus rider be reinsured under this Agreement.

   Riders:

Rider                                                             Form Number  Plan Code   Issued On Or After
-----                                                             -----------  ----------- ------------------
Lifetime Income Plus 2007                                           NY5343      NYLIPR07     July 1, 2008
Lifetime Income Plus Rider 2008                                     NY5362      NYLIP08      July 1, 2008
Lifetime Income Plus 2008 with Optional PPDB Rider                 NY5362DB    NYLIP08DB     July 1, 2008
Annual Step-Up Rider                                                NY5237     DB1RAT03,     July 1, 2008
                                                                               DBNY1RAT03
Lifetime Income Plus Solutions (LIPS) 2008                          NY5409      NYLIPS08   December 8, 2008
                                                                    07/08
Lifetime Income Plus Solutions Rider 2008 with optional DB Rider   NY5409DB    NYLIPS08DB  December 8, 2008
                                                                    07/08

   "Net liability" will mean the Ceding Company's liabilities on the Annuities. During the term of this Agreement, the Ceding Company and its affiliates will retain not less than 50 percent of the liability on the Annuities.

III.The following is added to SCHEDULE D, CEDING COMPANY DATA:

   . Email dated June 27, 2008 from Bruce Booker of the Ceding Company to Denis Loring of the Reinsurer with a copy to Peter Blume, John Cortese, Kristi Leighton and Merton Thompson, Jr. of the Ceding Company containing a ZIP file with the New York Lifetime Income Plus Solutions rider ("LIPS") pricing assumptions and comparison of utilization rates between LIPS and LIP 2008. The email also contains main product changes from the Lifetime Income Plus Rider 2008 ("LIP 2008") to LIPS and answers to questions about LIPS.

   . Email dated June 27, 2008 from Bruce Booker of the Ceding Company to Denis Loring of the Reinsurer and Peter Blume of the Ceding Company with a copy to John Cortese, Jamala S. Murray and Merton Thompson, Jr. of the Ceding Company containing answers to questions about LIPS assumptions.

   . Email dated August 22, 2008 from Bruce Booker of the Ceding Company to Joanne Owen of the Reinsurer with a copy to Jamala S. Murray and Kristi Leighton of the Ceding Company and Denis Loring, Larry Carson and Scott Meise of the Reinsurer containing answers to questions about LIPS profitability from the Reinsurer during a call to Gregg Lutz of the Ceding Company on August 19, 2008.

   . Email dated August 27, 2008 from Bruce Booker of the Ceding Company to Xueli Zhang of the Reinsurer with a copy to Peter Blume, John Cortese, Mark Holbrook, Jamala S. Murray and Kristi Leighton of the Ceding Company and Denis Loring, Larry Carson, Scott Meise and Joanne Owen of the Reinsurer containing a comparison of LIPS to LIP 2008.

   . Email dated September 18, 2008 from Jamala S. Murray of the Ceding Company to Xueli Zhang of the Reinsurer with a copy to Bruce Booker of the Ceding Company and Denis Loring, Larry Carson and Scott Meise of the Reinsurer containing a ZIP file with a cell by cell analysis of the changes from LIP 2008 to LIPS.

In witness of the above, this Amendment One is executed in duplicate on the dates indicated below, with an Effective Date of December 8, 2008.

ATTEST:                                  GENWORTH LIFE INSURANCE COMPANY OF
                                         NEW YORK ("Ceding Company")

By:         /S/ GEOFFREY S. STIFF        By:            /S/ PAUL HALEY
        -------------------------------          ------------------------------

Title:      SENIOR VICE PRESIDENT        Title:  SENIOR VICE PRESIDENT & CHIEF
                                                            ACTUARY
        -------------------------------          ------------------------------

Date:              12/8/08               Date:              12/8/08
        -------------------------------          ------------------------------

ATTEST:                                  RGA REINSURANCE COMPANY
                                         ("Reinsurer")

By:           /S/ GARY SEIFERT           By:         /S/ JOHN P. LAUGHLIN
        -------------------------------          ------------------------------

Title:               SVP                 Title:               EVP
        -------------------------------          ------------------------------

Date:              12/4/08               Date:             12/21/08
        -------------------------------          ------------------------------

                                 AMENDMENT TWO

                      ATTACHED TO AND MADE A PART OF THE

                     REINSURANCE AGREEMENT NUMBER 708-283

                                    BETWEEN

                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

                               "Ceding Company"

                                      AND

                            RGA REINSURANCE COMPANY

                                  "Reinsurer"

708-283-A2

The Ceding Company and the Reinsurer agree to amend this Reinsurance Agreement as follows:

I. ARTICLE III, ALLOWANCES, Paragraph 1, is replaced in its entirety by the following:

     1. Commission and Expense Allowance. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance for each Accounting Period equal to the net of:

         (i) the product of (a) times (b), where:

             (a) equals the Commission Rate, as specified in the table below;
                 and

                                                        Commission Rate
                        -----------------------------  ----------------
       Issue Age Range  For The Following Issue Dates  Choice Selections
       ---------------  -----------------------------  ------ ----------
          0 - 75        Prior to December 8, 2008       7.72%    7.02%
                        December 8, 2008 through
                        December 31, 2008               7.85%    6.22%
                        On or after January 1, 2009     5.85%    4.22%
          76 - 80       Prior to December 8, 2008       7.72%    5.72%
                        December 8, 2008 through
                        December 31, 2008               7.85%    4.92%
                        On or after January 1, 2009     5.85%    2.92%
          81 +          Prior to December 8, 2008       6.72%    4.42%
                        December 8, 2008 through
                        December 31, 2008               6.85%    3.62%
                        On or after January 1, 2009     4.85%    1.62%

             (b) equals the Reinsurance Premiums determined in accordance with
                 Article II, plus

         (ii) the product of (a) times (b), where:

             (a) equals the Account Value Rate, as specified in the table below, times the quota share reinsured hereunder, as described in Schedule A; and

                                        Account Value
                                            Rate
                                      ----------------
                         Policy Year  Choice Selections
                         -----------  ------ ----------
                            1--6      0.030%   0.205%
                            7+        0.205%   0.205%

             (b) equals the Average Account Value, determined in accordance with Article V, Paragraph 4, for the current Accounting Period, plus

        (iii) the product of (a) times (b), where:

             (a) equals $43.75 times the quota share reinsured hereunder, as described in Schedule A; and

             (b) equals the number of Base Annuities reinsured hereunder outstanding as of the end of the current Accounting Period, plus

         (iv) the product of (a) times (b), where:

             (a) equals $230 times the quota share reinsured hereunder, as described in Schedule A; and

             (b) equals the number of Base Annuities issued during the current
                 Accounting Period, minus

         (v)  the Investment Credit, as defined below.

    The Investment Credit, which will be paid by the Ceding Company to the Reinsurer pursuant to item (v) above, is included to offset expenses relating to the promotion of additional investments in the underlying funds and expenses relating to the maintenance of customer accounts in item
    (iii) above, shall equal the product of (a) times (b), where:

         (a) equals 0.0975 percent times the quota share reinsured hereunder, as described in Schedule A; and

         (b) equals the Average Account Value, determined in accordance with
             Article V, Paragraph 4, for the current Accounting Period.

    The 0.0975 percent factor shall be recalculated from time to time, but no more frequently than annually, using a methodology that is mutually acceptable to both parties.

II. ARTICLE IV, BENEFIT PAYMENTS, Paragraphs 1 and 3, are replaced in their entirety by the following:

     1. Benefit Payments. Benefit Payments, as referred to in this Agreement, means the sum of (i) Claims, as described in Paragraph 2 below,
         (ii) Cash Surrender Values, as described in Paragraph 3 below,
         (iii) Partial Withdrawals, as described in Paragraph 4 below, and
         (iv) Annuity Payments, as described in Paragraph 8 below.

     3. Cash Surrender Values. The Reinsurer will reimburse the Ceding Company for that portion of the Cash Surrender Values paid by the Ceding Company during the current Accounting Period in accordance with the terms of the Annuities which corresponds to the portion of the Annuities reinsured hereunder.

III. ARTICLE VII, DURATION AND RECAPTURE, Paragraph 2, is replaced in its entirety by the following:

     2. Reinsurer's Liability. The liability of the Reinsurer with respect to any Annuity will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any Annuity will terminate on the earliest of: (i) the date such Annuity is recaptured; (ii) the date the Ceding Company's liability on such Annuity is terminated; or (iii) the date this Agreement is terminated. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article VIII of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement.

         However, the Reinsurer and/or the Ceding Company may, upon thirty
         (30) days prior written notice to the other party, terminate this Agreement as to annuities not yet written by the Ceding Company as of the effective date of such termination. Notwithstanding the preceding, this Agreement will automatically terminate with respect to annuities not yet written by the Ceding Company, unless the Reinsurer elects to waive such automatic termination in writing, if any of the following conditions occur:

         (a) immediately, upon the cumulative receipt of $200 million of Reinsurance Premiums, determined in accordance with Article II, by the Reinsurer, measured since January 1, 2009;

         (b) on the seventh (7/th/) day after the Reinsurer notifies the Ceding Company, in writing, that the thirty (30) year close of business swap rate, reported to the Reinsurer by Milliman in the Daily Trade Blotter, is less than 2.90 percent; or

         (c) on the seventh (7/th/) day after the Reinsurer notifies the Ceding Company, in writing, that the five (5) year Standard and Poor's 500 index close of business implied volatility rate, reported to the Reinsurer by Milliman in the Daily Trade Blotter, exceeds
             40.00 percent.

         In the event that Milliman no longer provides either the swap curve rate or the implied volatility rate, the Reinsurer will utilize a reasonable alternative source, subject to the approval of the Ceding Company. Such approval of the Ceding Company will not be unreasonably withheld.

IV. SCHEDULE A, ANNUITIES AND RISKS REINSURED, is replaced in its entirety by the following:

    Annuities and Risks Reinsured.

     A. Beginning on the Effective Date of this Agreement, the Reinsurer will reinsure a quota share, as specified in the table below, of the Ceding Company's net liability on those variable annuities, and those riders attached to those variable annuities, which are issued by the Ceding Company on or after the Effective Date of this Agreement and described below:

                                                    Quota
                       Issue Date                   Share
                       ----------                   -----
                       On or before March 31, 2009   50%
                       On or after April 1, 2009     10%

Base Annuities:

                                                     Form
Product                                             Number  Plan Code   Issued On Or After
-------                                             ------ ------------ ------------------

Choice NY 1.5% guarantee                            NY1155   NYCHC03      July 1, 2008

Choice NY 3.0% guarantee                            NY1155   NYCHC05      July 1, 2008

Choice NY with LIP                                  NY1155 NYCHCLIP07     July 1, 2008

Choice NY with LIP--joint annuitant                 NY1155 NYCHCLIP07J    July 1, 2008

Choice NY with LIP, single and joint annuitant      NY1155 NYCHCLIP08     July 1, 2008

Choice NY with LIPS 2008 Rider                      NY1155 NYCHCLPS08   December 8, 2008

Selections NY                                       NY1157 NYSELECT03     July 1, 2008

Selections NY with LIP                              NY1157  NYSELLP07     July 1, 2008

Selections NY with LIP, Joint Annuitant             NY1157 NYSELLP07J     July 1, 2008

Selections NY with LIP, single and joint annuitant  NY1157 NYSELLIP08     July 1, 2008

Selections NY with LIPS 2008 Rider                  NY1157 NYSELLPS08   December 8, 2008

Riders:

                                                                   Form
Rider                                                              Number   Plan Code   Issued On Or After
-----                                                             --------- ----------- ------------------

Lifetime Income Plus 2007                                          NY5343    NYLIPR07     July 1, 2008

Lifetime Income Plus Rider 2008                                    NY5362    NYLIP08      July 1, 2008

Lifetime Income Plus 2008 with Optional PPDB Rider                NY5362DB  NYLIP08DB     July 1, 2008

Annual Step-Up Rider                                               NY5237   DB1RAT03,     July 1, 2008
                                                                            DBNY1RAT03

Lifetime Income Plus Solutions (LIPS) 2008                         NY5409    NYLIPS08   December 8, 2008
                                                                   07/08

Lifetime Income Plus Solutions Rider 2008 with optional DB Rider  NY5409DB  NYLIPS08DB  December 8, 2008
                                                                   07/08

     B. Annuities which elect the "free look" option, at any time during the duration of this Agreement, will not be reinsured under this Agreement.

     C. "Net liability" will mean the Ceding Company's liabilities on the Annuities. During the term of this Agreement, the Ceding Company and its affiliates will retain not less than 50 percent of the liability on the Annuities.

V. SCHEDULE B, QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS, is replaced in its entirety by Exhibit A.

In witness of the above, this Amendment Two is executed in duplicate on the dates indicated below, with an Effective Date of January 1, 2009.

ATTEST:                       GENWORTH LIFE INSURANCE COMPANY OF NEW
                              YORK ("Ceding Company")

By:     Kevin G. Smith        By:     M. Mark Holbrook
        --------------------          ---------------------------------

Title:  Vice President        Title:  VP
        --------------------          ---------------------------------

Date:   July 6, 2009          Date:   July 6, 2009
        --------------------          ---------------------------------

ATTEST:                       RGA REINSURANCE COMPANY ("Reinsurer")

By:     Gary Seifert          By:     John P. Laughlin
        --------------------          ---------------------------------

Title:  SVP                   Title:  EVP
        --------------------          ---------------------------------

Date:   7/6/09                Date:   7/6/09
        --------------------          ---------------------------------

                                                                      EXHIBIT A

                                  SCHEDULE B

                 QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS

                       FROM CEDING COMPANY TO REINSURER

                     Accounting Period: _________________
                     Calendar Year: ____________________
                     Date Report Completed: _____________

1.    Reinsurance Premiums (Article II)                                                                             ______

2.    Benefit Payments (Article IV)

      a.   Claims - Account Value released by death                                                      ______

      b.   Claims - Death benefit guaranteed in excess of Account Value                                  ______

      c.   Cash Surrender Values - Account Value released by surrender                                   ______

      d.   Cash Surrender Values - surrender charge                                                      ______

      e.   Partial Withdrawals - Account Value released by partial withdrawals                           ______

      f.   Partial Withdrawals - surrender charge on partial withdrawals                                 ______

      g.   Partial Withdrawals - partial withdrawal payment guaranteed after Account Value equals zero   ______

      h.   Annuity Payments - Account Value released by annuitization                                    ______

      i.   Annuity Payments - surrender charge on annuitization                                          ______

      Benefit Payments = a + b + c - d + e - f + g + h - i                                                          ______

3.    Modified Coinsurance Reserve Adjustment (Article V, Paragraph 1)

      a.   Modified Coinsurance Reserve end of current Accounting Period                                 ______

      b.   Modified Coinsurance Reserve end of preceding Accounting Period                               ______

      c.   Modified Coinsurance Reserve Investment Credit (Schedule C)                                   ______

      Modified Coinsurance Reserve Adjustment = a - b - c                                                           ______

4.    Commission and Expense Allowance (Article III, Paragraph 1)                                                   ______

5.    Commission Chargeback (Article III, Paragraph 2)

6.    Cash Settlement = 1 - 2 - 3 - 4 + 5                                                                           ______

Commission and Expense Allowance (Article III, Paragraph 1)

(i)   Commission Rate x Reinsurance Premiums                                                                        ______

(ii)  Account Value Rate x quota share reinsured x Average Account Value, for current Accounting Period             ______

                                                            EXHIBIT A continued


(iii)  $43.75 x quota share reinsured x number of Base Annuities outstanding at end of current Accounting Period  ______

(iv)   $230 x quota share reinsured x number of Base Annuities issued during current Accounting Period            ______

(v)    Investment Credit                                                                                          ______

Commission and Expense Allowance equals (i) + (ii) + (iii) + (iv)-(v)                                             ______

Modified Coinsurance Reserve (Article V, Paragraph 2)

(i)    Quota share reinsured hereunder                                                                            ______

(ii)   Sum of [Cash Surrender Value Percentage x Cash Surrender Values] with respect to each inforce Annuity      ______

(iii)  Sum of [Account Value Percentage x Account Value] with respect to each inforce Annuity                     ______

(iv)   Modified Coinsurance Reserve = (i) x [(ii) + (iii)]                                                        ______

Modified Coinsurance Reserve Investment Credit (Schedule C)

----------------------------------------------
Modified Coinsurance Reserve Investment Credit =                                                                  ______

                                                            EXHIBIT A continued

Weekly Seriatim Data File
   .   Company Code
   .   Policy Number
   .   Broker Dealer Channel
   .   Plan Code
   .   Annuitant Issue Date
   .   Annuitant Issue Age
   .   Annuitant Date of Birth
   .   Annuitant Gender
   .   Joint Annuitant Issue Age
   .   Joint Annuitant Date of Birth
   .   Joint Annuitant Gender
   .   Issue State (annuitant)
   .   Resident State (annuitant)
   .   Total Account Value
   .   Calendar year to date Premiums
   .   GMDB Type
   .   GMDB Rider Charge Rate
   .   GMDB Termination Date
   . Annual Step-Up GMDB Value (generated with month end values, rather than values as of run date)
   . 5% Rollup GMDB Value (generated with month end values, rather than values as of run date)
   . Earnings Protector GMDB Base (generated with month end values, rather than values as of run date)
   . Protected Payment Death Benefit Base (generated with month end values, rather than values as of run date)
   .   GMWB Type
   .   GMWB Rider Charge Rate
   .   GMWB Benefit Base
   .   GMWB Rollup Value
   .   GMWB Ratchet Value
   .   GMWB Latest Reset Date
   .   GMWB Termination Date
   .   Systematic Withdrawal Indicator
   . Sum of Initial premiums and all Subsequent premiums under the contract, from inception through Valuation Date
   . Sum of all Withdrawals under the contract, including any Withdrawal Charges, from inception through Valuation Date
   . Withdrawal Indicator (if contract has active rider and there has been at least one withdrawal after the later of Rider Effective Date or most recent Reset Date)
   .   Qualified/non-qualified indicator
   .   Portfolio Option indicator

Weekly Seriatim Fund Detail File
   .   Company Code
   .   Policy Number
   .   Fund Name
      .   Account Value
      .   Percentage of Total

                                                            EXHIBIT A continued

Weekly Seriatim GMWB Systematic Withdrawal File
   .   Company Code
   .   Policy
   .   Start Date
   .   Stop Date
   .   Frequency
   .   Withdrawal Type
   .   Amount
   .   Percentage

Quarterly Seriatim Data File

As of the end of each calendar quarter, the Ceding Company will send the Reinsurer data files the same seriatim data as specified in the weekly files described above as well as the following additional seriatim data:
   .   Company Code
   .   Policy Number
   .   Distribution Channel
   .   Annuity Termination Date
   .   Total Fund Value
   .   Total Cash Surrender Value
   .   Premiums received during the quarter
   .   Premium Bonus / Credit Enhancement Amount
   .   Policy fee Collected during the quarter
   .   Rider Fees collected during the quarter (by rider)
   .   Account Value Released by Death during the quarter
   . Account Value Released by Full or Partial Surrender or Annuitization during the quarter
   . Cash surrender Amount paid on Full or Partial Surrender or Annuitization during the quarter
   .   Total Death Benefit amount paid during the quarter (including rider benefits)
   .   Payment amount during the quarter after the annuity value becomes zero
   . AG34 Statutory reserves (deterministic AG 34 reserves if required by regulation, but not to include stand alone asset adequacy analysis)
   . AG34 Tax reserves (for annuities issued prior to January 1, 2010, deterministic AG 34 reserves, but not to include stand alone asset adequacy analysis)
   . AG39 Statutory reserves (deterministic AG 39 reserves if required by regulation, but not to include stand alone asset adequacy analysis)
   . AG39 Tax reserves (for annuities issued prior to January 1, 2010, deterministic AG 39 reserves, but not to include stand alone asset adequacy analysis)
   . Gross of reinsurance VA CARVM Statutory Reserves (the standard scenario will be on a seriatim basis, but the stochastic VA CARVM will not)*
   . Net of reinsurance VA CARVM Statutory Reserves (the standard scenario will be on a seriatim basis, but the stochastic VA CARVM will not)*
       * The Ceding Company agrees to begin sending the Reinsurer preliminary VA CARVM numbers as of September 2009, as available, but in any event no later than December 31, 2009. Both the gross and net of reinsurance VA CARVM reserve will be as reported on the books of the Ceding Company.

Quarterly Investment Returns
   .   Fund Name
   .   Annualized Fund Return for the Quarter
   .   Gross Investment Advisory Fee
   .   Net Investment Advisory Fee

                                AMENDMENT THREE

                      ATTACHED TO AND MADE A PART OF THE

                     REINSURANCE AGREEMENT NUMBER 708-283

                                    BETWEEN

                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

                               "Ceding Company"

                                      AND

                            RGA REINSURANCE COMPANY

                                  "Reinsurer"


708-283-A3

The Ceding Company and the Reinsurer agree to amend this Reinsurance Agreement as follows:

I. ARTICLE III, ALLOWANCES, Paragraph 1, is replaced in its entirety by the following:

    1. Commission and Expense Allowance. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance for each Accounting Period equal to the net of:

       (i)the product of (a) times (b), where:

           (a)equals the Commission Rate, as specified in the table below; and

                                                               Commission Rate
---------------------------------------------------------------------------------------
Issue Age
  Range         For The Following Issue Dates         Choice Selections B Share L Share
---------------------------------------------------------------------------------------
 0 - 75   Prior to December 8, 2008                   7.72%    7.02%      n/a     n/a
---------------------------------------------------------------------------------------
          December 8, 2008 through December 31, 2008  7.85%    6.22%      n/a     n/a
---------------------------------------------------------------------------------------
          January 1, 2009 through January 18, 2010    5.85%    4.22%      n/a     n/a
---------------------------------------------------------------------------------------
          On or after January 19, 2010                5.85%    4.22%     7.20%   5.60%
---------------------------------------------------------------------------------------
 76 - 80  Prior to December 8, 2008                   7.72%    5.72%      n/a     n/a
---------------------------------------------------------------------------------------
          December 8, 2008 through December 31, 2008  7.85%    4.92%      n/a     n/a
---------------------------------------------------------------------------------------
          January 1, 2009 through January 18, 2010    5.85%    2.92%      n/a     n/a
---------------------------------------------------------------------------------------
          On or after January 19, 2010                5.85%    2.92%     7.20%   4.30%
---------------------------------------------------------------------------------------
  81 +    Prior to December 8, 2008                   6.72%    4.42%      n/a     n/a
---------------------------------------------------------------------------------------
          December 8, 2008 through December 31, 2008  6.85%    3.62%      n/a     n/a
---------------------------------------------------------------------------------------
          January 1, 2009 through January 18, 2010    4.85%    1.62%      n/a     n/a
---------------------------------------------------------------------------------------
          On or after January 19, 2010                4.85%    1.62%     6.20%   3.00%

           (b)equals the Reinsurance Premiums determined in accordance with
              Article II, plus

      (ii)the product of (a) times (b), where:

           (a)equals the Account Value Rate, as specified in the table below, times the quota share reinsured hereunder, as described in Schedule A; and

                                 Account Value Rate/1/
       ------------------------------------------------------------------
                     Selections and   B Share   B Share with L Share with
       Policy        L Share without  without       GMWB         GMWB
        Year  Choice   GMWB Rider    GMWB Rider    Rider        Rider
       ------------------------------------------------------------------
        1 -6  0.030%     0.205%        0.030%     0.0525%      0.2275%
       ------------------------------------------------------------------
         7    0.205%     0.205%        0.030%     0.0525%      0.2275%
       ------------------------------------------------------------------
        8 +   0.205%     0.205%        0.205%     0.2275%      0.2275%

--------
/1/ For purposes of the Account Value Rate table only, the term "GMWB Rider" means the NY Income Protection Rider 2009 and the NY Income Protection Rider 2009 with OPT DB.

           (b)equals the Average Account Value, determined in accordance with
              Article V, Paragraph 4, for the current Accounting Period, plus

     (iii)the product of (a) times (b), where:

           (a)equals $43.75 times the quota share reinsured hereunder, as described in Schedule A; and

           (b)equals the number of Base Annuities reinsured hereunder outstanding as of the end of the current Accounting Period, plus

      (iv)the product of (a) times (b), where:

           (a)equals $230 times the quota share reinsured hereunder, as described in Schedule A; and

           (b)equals the number of Base Annuities issued during the current Accounting Period, minus

       (v)the Investment Credit, as defined below.

   The Investment Credit, which will be paid by the Ceding Company to the Reinsurer pursuant to item (v) above, is included to offset expenses relating to the promotion of additional investments in the underlying funds and expenses relating to the maintenance of customer accounts in item
   (iii) above, shall equal the product of (a) times (b), where:

       (a)equals 0.0975 percent times the quota share reinsured hereunder, as described in Schedule A; and

       (b)equals the Average Account Value, determined in accordance with
          Article V, Paragraph 4, for the current Accounting Period.

   The 0.0975 percent factor shall be recalculated from time to time, but no more frequently than annually, using a methodology that is mutually acceptable to both parties.

II.ARTICLE V, RESERVES, Paragraph 2, is replaced in its entirety by the following:

    2. Modified Coinsurance Reserve. The term "Modified Coinsurance Reserve," as used in this Agreement, means the product of (i) times [(ii) plus
       (iii)], where:

       (i)equals the quota share percentage of the Annuities; and

      (ii)equals the sum of the product of (a) times (b), with respect to each inforce Annuity, where:

           (a)equals the Cash Surrender Value Percentage, as defined below; and

           (b)equals the Cash Surrender Value with respect to the Annuity; and

     (iii)equals the sum of the product of (a) times (b), with respect to each inforce Annuity, where:

           (a)equals the Account Value Percentage, as defined below; and

           (b)equals the Account Value, as defined in Paragraph 3 below, with respect to the Annuity.

                                     Cash Surrender  Account Value
                    Product         Value Percentage  Percentage
             -----------------------------------------------------
             Choice and B Share            50%            50%
             -----------------------------------------------------
             Selections and L Share        40%            60%

III.SCHEDULE A, ANNUITIES AND RISKS REINSURED, is replaced in its entirety by the following:

   Annuities and Risks Reinsured.

    A. Beginning on the Effective Date of this Agreement, the Reinsurer will reinsure a quota share, as specified in the table below, of the Ceding Company's net liability on those variable annuities, and those riders attached to those variable annuities, which are issued by the Ceding Company on or after the Effective Date of this Agreement and described below:

                    Issue Date                   Quota Share
                    ----------------------------------------
                    On or before March 31, 2009      50%
                    ----------------------------------------
                    On or after April 1, 2009        10%

   Base Annuities:

                                                     Form
Product                                             Number  Plan Code  Issued On Or After
------------------------------------------------------------------------------------------
Choice NY 1.5% guarantee                            NY1155   NYCHC03     July 1, 2008
------------------------------------------------------------------------------------------
Choice NY 3.0% guarantee                            NY1155   NYCHC05     July 1, 2008
------------------------------------------------------------------------------------------
Choice NY with LIP                                  NY1155 NYCHCLIP07    July 1, 2008
------------------------------------------------------------------------------------------
Choice NY with LIP--joint annuitant                 NY1155 NYCHCLIP07J   July 1, 2008
------------------------------------------------------------------------------------------
Choice NY with LIP, single and joint annuitant      NY1155 NYCHCLIP08    July 1, 2008
------------------------------------------------------------------------------------------
Choice NY with LIPS 2008 Rider                      NY1155 NYCHCLPS08  December 8, 2008
------------------------------------------------------------------------------------------
Selections NY                                       NY1157 NYSELECT03    July 1, 2008
------------------------------------------------------------------------------------------
Selections NY with LIP                              NY1157  NYSELLP07    July 1, 2008
------------------------------------------------------------------------------------------
Selections NY with LIP, Joint Annuitant             NY1157 NYSELLP07J    July 1, 2008
------------------------------------------------------------------------------------------
Selections NY with LIP, single and joint annuitant  NY1157 NYSELLIP08    July 1, 2008
------------------------------------------------------------------------------------------
Selections NY with LIPS 2008 Rider                  NY1157 NYSELLPS08  December 8, 2008

   Riders:

                                                              Form
Rider                                                        Number  Plan Code  Issued On Or After
--------------------------------------------------------------------------------------------------
Lifetime Income Plus 2007                                    NY5343   NYLIPR07     July 1, 2008
--------------------------------------------------------------------------------------------------
Lifetime Income Plus Rider 2008                              NY5362   NYLIP08      July 1, 2008
--------------------------------------------------------------------------------------------------
Lifetime Income Plus 2008 with Optional PPDB Rider          NY5362DB NYLIP08DB     July 1, 2008
--------------------------------------------------------------------------------------------------
Annual Step-Up Rider                                         NY5237  DB1RAT03,     July 1, 2008
                                                                     DBNY1RAT03
--------------------------------------------------------------------------------------------------
Lifetime Income Plus Solutions (LIPS) 2008                   NY5409   NYLIPS08   December 8, 2008
                                                             07/08
--------------------------------------------------------------------------------------------------
Lifetime Income Plus Solutions Rider 2008 with optional DB  NY5409DB NYLIPS08DB  December 8, 2008
  Rider                                                      07/08

    B. Effective January 19, 2010, the Reinsurer will reinsure a 35 percent quota share of the Ceding Company's net liability on those variable annuities, and those riders attached to those variable annuities, which are issued by the Ceding Company on or after January 19, 2010 and described below:

   Base Annuities:

                                               Form
Base Plan               Product               Number Plan Code  Issued On or After
----------------------------------------------------------------------------------
L Share    NY One 4 Year                      NY1166 NYONE409    January 19, 2010
----------------------------------------------------------------------------------
L Share    NY One 4 Year Joint                NY1166 NYONE409J   January 19, 2010
----------------------------------------------------------------------------------
B Share    NY One 7 Year                      NY1166 NYONE709    January 19, 2010
----------------------------------------------------------------------------------
B Share    NY One 7 Year Joint                NY1166 NYONE709J   January 19, 2010
----------------------------------------------------------------------------------
L Share    NY One 4 Year With IP Rider        NY1166 NYONEIP409  January 19, 2010
----------------------------------------------------------------------------------
B Share    NY One 7 Year With IP Rider        NY1166 NYONEIP709  January 19, 2010
----------------------------------------------------------------------------------
L Share    NY One 4 Year With IP Rider Joint  NY1166 NYONIP409J  January 19, 2010
----------------------------------------------------------------------------------
B Share    NY One 7 Year With IP Rider Joint  NY1166 NYONIP709J  January 19, 2010

   Riders:

                                                            Form
 Rider Plan                    Product                     Number  Plan Code Issued On or After
-----------------------------------------------------------------------------------------------
B or L Share  Annual Step Up Death Benefit Rider           NY5429  NYASDB09   January 19, 2010
-----------------------------------------------------------------------------------------------
B or L Share  NY Income Protector Rider 2009               NY5423   NYIPR09   January 19, 2010
-----------------------------------------------------------------------------------------------
B or L Share  NY Income Protector Rider 2009 With OPT DB  NY5423DB NYIPR09DB  January 19, 2010

    C. Annuities which elect the "free look" option, at any time during the duration of this Agreement, will not be reinsured under this Agreement.

       D. "Net liability" will mean the Ceding Company's liabilities on the Annuities. During the term of this Agreement, the Ceding Company and its affiliates will retain not less than 50 percent of the liability on the Annuities.

In witness of the above, this Amendment Three is executed in duplicate on the dates indicated below, with an Effective Date of January 19, 2010.

ATTEST:                                     GENWORTH LIFE INSURANCE COMPANY OF
                                            NEW YORK ("CEDING COMPANY")

By:     Michele Trampe                      By:     M. Mark Holbrook
        ----------------------------------          ---------------------------------

Title:  Assistant Treasurer                 Title:  VP
        ----------------------------------          ---------------------------------

Date:   1-14-10                             Date:   1-14-10
        ----------------------------------          ---------------------------------

ATTEST:                                     RGA REINSURANCE COMPANY ("Reinsurer")

By:     Gary Seifert                        By:     John P. Laughlin
        ----------------------------------          ---------------------------------

Title:  SVP                                 Title:  EVP
        ----------------------------------          ---------------------------------

Date:   1/11/10                             Date:   1/11/10
        ----------------------------------          ---------------------------------

                                AMENDMENT FOUR

                      ATTACHED TO AND MADE A PART OF THE

                     REINSURANCE AGREEMENT NUMBER 708-283

                                    BETWEEN

                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

                               "Ceding Company"

                                      AND

                            RGA REINSURANCE COMPANY

                                  "Reinsurer"


708-283-A4

The Ceding Company and the Reinsurer agree to amend this Reinsurance Agreement as follows:

I. ARTICLE III, ALLOWANCES, Paragraph 1, is replaced in its entirety by the following:

    1. Commission and Expense Allowance. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance for each Accounting Period equal to the net of:

      (i) the product of (a) times (b), where:

          (a) equals the Commission Rate, as specified in the table below; and

     ---------------------------------------------------------------------------
                                                        Commission Rate
     ---------------------------------------------------------------------------
     Issue Age  For The Following Issue Dates  Choice Selections B Share L Share
      Range
     ---------------------------------------------------------------------------
     0 - 75     Prior to December 8, 2008      7.72%    7.02%      n/a     n/a
                ----------------------------------------------------------------
                December 8, 2008 through
                December 31, 2008              7.85%    6.22%      n/a     n/a
                ----------------------------------------------------------------
                January 1, 2009 through
                January 18, 2010               5.85%    4.22%      n/a     n/a
                ----------------------------------------------------------------
                On or after January 19, 2010   5.85%    4.22%     7.20%   5.60%
     ---------------------------------------------------------------------------
     76 - 80    Prior to December 8, 2008      7.72%    5.72%      n/a     n/a
                ----------------------------------------------------------------
                December 8, 2008 through
                December 31, 2008              7.85%    4.92%      n/a     n/a
                ----------------------------------------------------------------
                January 1, 2009 through
                January 18, 2010               5.85%    2.92%      n/a     n/a
                ----------------------------------------------------------------
                On or after January 19, 2010   5.85%    2.92%     7.20%   4.30%
     ---------------------------------------------------------------------------
      81 +      Prior to December 8, 2008      6.72%    4.42%      n/a     n/a
                ----------------------------------------------------------------
                December 8, 2008 through
                December 31, 2008              6.85%    3.62%      n/a     n/a
                ----------------------------------------------------------------
                January 1, 2009 through
                January 18, 2010               4.85%    1.62%     n/a/     n/a
                ----------------------------------------------------------------
                On or after January 19, 2010   4.85%    1.62%     6.20%   3.00%
     ---------------------------------------------------------------------------

          (b) equals the Reinsurance Premiums determined in accordance with
              Article II, plus

     (ii) the product of (a) times (b), where:

          (a) equals the Account Value Rate, as specified in the table below, times the quota share reinsured hereunder, as described in Schedule A; and

                                       Account Value Rate/1/
            --------------------------------------------------------------------
            Policy  Choice  Selections and   B Share   B Share with L Share with
            Year            L Share without  without       GMWB         GMWB
                              GMWB Rider    GMWB Rider    Rider        Rider
            --------------------------------------------------------------------
            1 - 6   0.030%      0.205%        0.030%     0.0525%      0.2275%
            --------------------------------------------------------------------
              7     0.205%      0.205%        0.030%     0.0525%      0.2275%
            --------------------------------------------------------------------
             8 +    0.205%      0.205%        0.205%     0.2275%      0.2275%
            --------------------------------------------------------------------

--------
/1/ For purposes of the Account Value Rate table only, the term "GMWB Rider" means the NY Income Protection Rider 2009 and the NY Income Protection Rider 2009 with OPT DB.

          (b) equals the Average Account Value, determined in accordance with
              Article V, Paragraph 4, for the current Accounting Period, plus

    (iii) the product of (a) times (b), where:

          (a) equals $43.75 times the quota share reinsured hereunder, as described in Schedule A; and

          (b) equals the number of Base Annuities reinsured hereunder outstanding as of the end of the current Accounting Period, plus

     (iv) the product of (a) times (b), where:

          (a) equals $230 times the quota share reinsured hereunder, as described in Schedule A; and

          (b) equals the number of Base Annuities issued during the current Accounting Period, minus

      (v) the Investment Credit, as defined below.

   The Investment Credit, which will be paid by the Ceding Company to the Reinsurer pursuant to item (v) above, is included to offset expenses relating to the promotion of additional investments in the underlying funds and expenses relating to the maintenance of customer accounts in item
   (iii) above, shall equal the product of (a) times (b), where:

      (a) equals the Investment Credit Rate, as specified in the table below, times the quota share reinsured hereunder, as described in Schedule A; and

          For the Accounting Periods Beginning  Investment Credit Rate
          On or before October 1, 2009                0.0975%
          On or after January 1, 2010                 0.1075%

      (b) equals the Average Account Value, determined in accordance with
          Article V, Paragraph 4, for the current Accounting Period.

   The Investment Credit Rate shall be recalculated from time to time, but no more frequently than annually, using a methodology that is mutually acceptable to both parties.

II. The following is added to SCHEDULE D, CEDING COMPANY DATA:

   . Email dated February 17, 2010 from Bruce Booker of the Ceding Company to Denis Loring, Joanne Owen and Larry Carson of the Reinsurer, copying Michael Cogswell, Scott Reeks, John Cortese, Peter Blume, Andrew Erman, Mark Holbrook and Michael Pappas of the Ceding Company, which included RGA treaties - 12312009 fund values wtd.xls and discussed the Investment Credit Rate

In witness of the above, this Amendment Four is executed in duplicate on the dates indicated below, with an Effective Date of January 1, 2010.

                                         GENWORTH LIFE INSURANCE
ATTEST:                                  COMPANY OF NEW YORK ("Ceding Company")

By:     Michele Trampe                   By:     M. Mark Holbrook
        -------------------------------          ------------------------------

Title:  Assistant Treasurer              Title:  VP
        -------------------------------          ------------------------------

Date:   April 8, 2010                    Date:   April 8, 2010
        -------------------------------          ------------------------------

                                         RGA REINSURANCE COMPANY
ATTEST:                                  ("Reinsurer")

By:     Eleesa B. Perez                  By:     John P. Laughlin
        -------------------------------          ------------------------------

Title:  VP                               Title:  EVP
        -------------------------------          ------------------------------

Date:   4/12/10                          Date:   4/12/2010
        -------------------------------          ------------------------------